FIRST CALIFORNIA FINANCIAL GROUP, INC.

SANDLER O'NEILL + PARTNERS

West Coast Financial Services Conference March 3, 2009 EXHIBIT 99.1

Safe Harbor
This presentation contains certain forward-looking information about First California that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All
statements other than statements of historical fact are forward-looking statements, and include statements related to the ongoing integration of the bank’s people and culture, implementation of First California’s new marketing and brand development strategy, potential acquisitions, the expansion in services and products offered to First California customers, the creation of operating efficiencies adding new branch locations, strategy for attracting and retaining employees and long-term growth plans. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, the impact of the current national and regional economy on small business loan demand in Southern California, loan delinquency rates, the ability of First
California and First California Bank to retain customers, interest rate fluctuations and the impact on margins, demographic changes, demand for the products and services of First California and First California Bank, as well as their ability to attract and retain qualified people and competition with other banks and financial institutions. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements prove to be incorrect, First California's results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled
"Risk Factors" in First California's Annual Report on Form 10-K and any other reports filed by it with the Securities and
Exchange Commission ("SEC").

Company Overview
Corporate Information:
Traded on NASDAQ as FCAL
Formed in March 2007 through merger of two holding companies and their three successful banks
Competitive strategy:
Focused on commercial banking for small to middle-market businesses and professional enterprises
Experienced personnel in all offices and markets focused on core relationships
Recent events:
Holding company received $25 million of capital from U.S. Treasury
1
st
Centennial Bank – FDIC-assisted transaction on January 23, 2009
Acquired $270 million of deposits, which enhanced liquidity, core deposit base
Increased total branches to 18

4 Geographic Presence Ventura Los Angeles San Bernardino Riverside San Diego Orange First California Bank locations Newly acquired 1 Centennial Bank locations California st

2008 Highlights
Bank remained strongly capitalized with total risk-based capital ratio of 12.27% at 12/31/2008
Net loans grew 6% to $787.9 million from year-end 2007
Non-current loans + OREO as a % of loans + OREO was 1.11% at
12/31/08 vs. 1.13% at 12/31/07
Deposits grew 7% to $817.6 million vs. year-end 2007
Net income of $6.4 million vs. $7.1 million for 2007
Net interest margin of 4.10% vs. 4.64% for 2007
No investment securities subject to OTTI impairment

Stable Asset Quality
(in thousands)
Q1 2008 Q2 2008 Q3 2008 Q4 2008
Past Due Loans 30-89 days
$   4,646 $   1,502 $   6,560 $   2,644
Past Due Loans 90 days
$   1,480 $   1,081 $      947 $      429
Nonaccrual Loans
$   5,720 $   6,627 $   8,636 $   8,475
Total Past Due & NAL
$ 11,846 $   9,210 $ 16,143 $  11,548
Repossessed Per. Prop.
$     161 $      154 $      154 $      107
Other Real Est. Owned
– – $      120 $      220
Total Foreclosed Prop.
$     161 $      154 $      274 $      327

Asset Quality Comparison
Non-current loans + OREO as % of gross loans + OREO
Source: Uniform Bank Performance Report – Banks with assets between $1 billion and $3 billion.
1.11%
3.02%
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
3.5%
4.0%
Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008
FCAL Peers

Stable Net Interest Margin
FCAL NIM vs. 3-month LIBOR
3-month LIBOR is a quarterly average.
3.90%
2.76%
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008
FCAL 3-month LIBOR

Consumer/Other
1%
Commercial RE
33%
Owner Occupied
Commercial RE
5%
1-4 Fam.
Res. Const.
4%
Other Fam.
Res. Const.
5%
Comm.
Custr/Land
8%
Home Equity
3%
Home Mortgage
6%
C&I
29%
Multifamily RE
6%
Loan Portfolio Diversification

10 Diversified Deposits Jumbo Time 13% Noninterest Checking 23% Interest Checking 7% Money Market 15% Savings 5% Retail Time 12% CA Time 13% Broker Time 12%

Strong Capital Position
Minimum requirement for well-capitalized institutions and
adequately-capitalized holding companies
First California Bank ratios First California Financial Group ratios
9.26%
11.35%
12.27%
12.77%
15.70%
16.62%
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
14.00%
16.00%
18.00%
Leverage Capital
Ratio
Tier 1 Capital Ratio Total Capital Ratio

Our Success
Successful management team experienced in
acquisition, integration and growth
Serving strong, diversified Southern California
communities
Well-established, conservative credit culture
Exceptionally high quality loan portfolio with historically
low loan losses
Diversified core deposit base
Commitment to build shareholder value

Our Goals
Be a dominant bank of choice in Southern California for
small & middle-market businesses
Excel in broader service-based culture
Attract and retain the best staff
Increase profitability
Enhance long-term franchise value

Thank you. Questions?